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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                              -------------------

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




                               December 15, 1997
                       ---------------------------------
                       (Date of earliest event reported)



                             NATIONAL REALTY, L.P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 Delaware              1-9648               75-2163175
         -----------------------   ----------------     -------------------
         (State of incorporation   (Commission File     (IRS Employer
         or organization)          Number)              Identification No.)



         10670 North Central Expressway
         Suite 300
         Dallas, Texas                                      75231
         ----------------------------------------       --------------
         (Address of principal executive offices)       (Zip Code)


         Registrant's telephone number, including area code: (214) 692-4700



                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



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Item 5.    Other Events.

     On December 17, 1997, National Realty, L.P. ("National Realty") announced that an agreement had been entered into which provides for the nomination of a successor general partner of National Realty and provides for the transfer of certain assets of National Realty to a new entity. The agreement is subject to approval of the Supervising Judge who was appointed in connection with the previously-reported 1990 settlement of a class action entitled Joseph B. Moorman, et al. v. Southmark Corporation, et al. (the "Moorman Settlement"). The Moorman Settlement had established a five-year plan which, among other things, required the appointment and operation of an Oversight Committee and, under certain circumstances, would require the replacement of Syntek Asset Management, L.P. ("SAMLP") as the general partner of National Realty.

     On December 15, 1997, National Realty, SAMLP, the Oversight Committee, Joseph B. Moorman, Invenex and the Class Counsel executed an Agreement for Establishment of Class Distribution Fund and Election of Successor General Partner (the "Agreement") which provides for the nomination of an entity affiliated with SAMLP to be the successor general partner of National Realty, for the establishment of a fund for the benefit of the Moorman Class Members consisting of cash and properties owned by National Realty and for the resolution of all related matters under the Moorman Settlement.

     The Agreement shall be submitted to the Supervising Judge for approval. Upon final approval by the Supervising Judge, the proposal to elect the successor general partner will be submitted to the unitholders of National Realty for a vote.

     Upon approval by the unitholders, SAMLP shall withdraw as general partner and the successor general partner shall take office. If the required approvals are obtained, it is anticipated that the successor general partner will be elected and take office during the second quarter of 1998.

     SAMLP has agreed to waive its rights under the Moorman Settlement Agreement to receive any payment from National Realty of the fees it is entitled to receive upon the election of a successor general partner. As of December 31, 1996, this fee was calculated to be $42.0 million.

     Upon final approval by the Supervising Judge, National Realty will transfer $1.9 million in cash and five shopping center properties to the new entity which will be owned by the Moorman Class Members and managed for their benefit by a court approved board. This fund is being established in order to provide additional benefits to the Moorman Class Members.




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     Upon the election and taking office of the successor general partner and the transfer of the cash and properties to the Class Fund, the Moorman Settlement Plan and the Oversight Committee shall be terminated.

     The press release generally describing this matter and the Agreement are attached as exhibits to this Report on Form 8-K.


ITEM 7.    Financial Statements and Exhibits.

           Exhibits:

           99.1. Press Release, dated December 17, 1997, regarding the Agreement for Establishment of Class Distribution Fund and Election of Successor General Partner.

           99.2. Agreement for Establishment of Class Distribution Fund and Election of Successor General Partner dated December 15, 1997, among National Realty, L.P., Syntek Asset Management, L.P., National Realty, L.P. Oversight Committee, Joseph B. Moorman, Invenex and Class Counsel.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                NATIONAL REALTY, L.P.
                                                SYNTEK ASSET MANAGEMENT, L.P.
                                                General Partner
                                                By Its Managing General Partner
                                                Syntek Asset Management, Inc.




Dated: December 22, 1997                    By: /s/ RANDALL M. PAULSON
                                                --------------------------------
                                                Randall M. Paulson
                                                President







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                               INDEX TO EXHIBITS



Exhibit
Number                            Description
------                            -----------
 99.1.           Press Release, dated December 17, 1997, regarding the Agreement for Establishment of Class Distribution Fund and Election of
                 Successor General Partner.

 99.2.           Agreement for Establishment of Class Distribution Fund and
                 Election of Successor General Partner dated December 15, 1997, among National Realty, L.P., Syntek Asset Management, L.P.,
                 National Realty, L.P. Oversight Committee, Joseph B. Moorman,
                 Invenex and Class Counsel.